UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Sypris Solutions, Inc. was held in Louisville, Kentucky on May 11, 2010, for the purpose of voting on the proposals described below. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.

Proposal 1: Election of Directors

All nominees for director listed below were elected.

The term of office for each director will be until the 2013 annual meeting and until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
R. Scott Gill	16,707,667	161,594	0
Robert Sroka	16,600,297	268,964	0

The total number of shares of common stock outstanding as of March 17, 2010, the record date of the Annual Meeting of Stockholders, was 19,693,262.

Proposal 2: Approval of 2010 Sypris Omnibus Plan

The 2010 Sypris Omnibus Plan was approved. Generally the Plan authorizes cash bonuses, awards of stock (restricted and unrestricted), stock options and stock appreciation rights to Directors and Officers and certain other employees, respecting, in the aggregate, 3,000,000 shares of Common Stock, plus 655,088 shares remaining under the 2004 Sypris Equity Plan. The foregoing description of the Plan is a summary and the Plan document itself should be reviewed for a more thorough understanding. A copy of the Plan was filed as an exhibit to the Company's 2010 Proxy Statement and can be obtained at www.sypris.com/proxymaterials.

For	Against	Abstain	Broker Non-Votes
13,309,969	3,549,529	9,763	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2010	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

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